UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021 (December 6, 2021)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2021, Nanophase Technologies Corporation (the “Company”) entered into a Lease (the “Lease”), effective December 1, 2021 with FR JH 10, LLC (the “Landlord”). Pursuant to the Lease, the Company will lease approximately 222,935 square feet located at 400 Crossroads Parkway, Bolingbrook, Illinois (the “Premises”). The Premises are expected to serve initially for expansion to support the filling and assembly of products for the Company’s Solésence subsidiary, along with warehousing for the entire Company. It is management’s intention to migrate additional operations, and support staff, to this building over the next several years. The rate and scope of this migration is being dictated by financial efficiencies, the rate of commercial expansion of the Company in general, and associated business needs. The Premises are to be expanded by an additional 37,955 square feet on November 1, 2022.

The term of the Lease is ten (10) years and approximately five (5) months, with the option for the Company to extend the term for up to three additional sixty (60) month periods. The Lease will commence on December 31, 2021 and end on May 31, 2032.

Under the terms of the Lease, the Company’s initial monthly base rent will be $94,747.38, which increases to $110,878.25 on November 1, 2022 (the day the Premises are to be expanded) and thereafter increases by 2.75% on June 1, 2023 and each subsequent anniversary thereof. The monthly base rent shall be abated in its entirety from December 31, 2021 through May 31, 2022 subject to the Company’s performance of its obligations under the Lease.

The Lease contains customary provisions requiring the Company to pay its proportionate share of utilities, operating expenses and certain taxes, assessments and fees of the Premises and provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of certain obligations within specified cure periods. The Company is obligated to post a security deposit in the amount of $500,000, in the form of a letter of credit, which is subject to use by the Landlord under certain circumstances, per the terms of the Lease. The security deposit is subject to a 50% reduction after the sixtieth (60th) rental payment under the Lease.

This Item 1.01 is qualified in its entirety by reference to the complete text of the Lease, which is filed, with confidential portions redacted, as an exhibit to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
10.1	Lease, effective December 1, 2021, between Nanophase Technologies Corporation and FR JH 10, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Confidential portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2021

NANOPHASE TECHNOLOGIES CORPORATION

By:

   /s/ JESS JANKOWSKI

Name: Jess Jankowski

Title:   Chief Executive Officer